Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports Third Quarter 2015 Results and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted operating EPS $0.21 versus $0.35 for 2Q2015 and $0.36 for 3Q2014

•	Linked quarter loans increased at 2% annualized rate

•	Tangible capital and regulatory ratios improved during 3Q15

•	Loan loss reserve to total loans of 1.46% with $3.8 million provision

•	No energy-related charge-offs during 3Q; YTD energy charge-offs $557,000

•	Operating noninterest expense $16.6 million versus $17.0 million for 2Q2015

LAFAYETTE, LA., October 27, 2015/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $2.4 million for the third quarter of 2015, compared to net earnings available to common shareholders of $4.3 million reported for the third quarter of 2014 and $4.9 million in net earnings available to common shareholders for the second quarter of 2015. Diluted earnings for the third quarter of 2015 were $0.21 per common share, compared to $0.37 per common share reported for the third quarter of 2014 and $0.42 per common share reported for the second quarter of 2015.

Operating earnings for the second quarter of 2015 included a gain on sale of securities of $1.1 million and $160,000 of income recognized from a death benefit on bank owned life insurance. The third quarter of 2014 included a $1.1 million gain on the sale of a commercial property held as other real estate (“ORE”), a $258,000 charge on the redemption of the Company’s Statutory Trust 1 and Capital Securities (TRUPS), and a $394,000 loss on disposal of fixed assets incurred in the quarter. The third quarter of 2014 also included efficiency consultant expenses of $200,000. Excluding these non-operating income and expenses, operating earnings per share for the second quarter of 2015 and the third quarter of 2014 was $0.35 and $0.36, respectively.

C. R. Cloutier, President and CEO, commenting on third quarter earnings remarked, "Despite the elevated level of nonperforming assets added during the quarter, we continue to produce strong pre-provision pre-tax earnings that were almost double our loan loss provision and as a result build capital levels. Moreover, our year to date loan loss provision is over 3 times our year to date net charge-offs."

Energy Lending Update

•	Energy loans increased $29.2 million during the quarter to $295.6 million at September 30, 2015

•	As of the date of this release, energy loans declined to $259.8 million, or $35.8 million during the month of October due to substantial paydown activity

•	No energy-related charge-offs during 3Q15; YTD energy charge-offs $557,000

•	There was only one energy-related impairment during the quarter of $1.1 million

•	Energy reserve stands at 2.4% of energy loans at September 30, 2015

•	One energy loan relationship of $21.1 million moved from accruing Troubled Debt Restructure (TDR) to non-accruing TDR during 3Q15

•	Eight energy loan relationships had rating changes during the quarter

◦	Three loan relationships totaling $9.2 million were downgraded to Special Mention

◦	Four loan relationships totaling $13.7 million were downgraded to Substandard

◦	One loan relationship totaling $2.5 million was upgraded to Special Mention during the quarter

Cloutier, commenting on the energy business and energy portfolio, noted, "Slowed activity in the energy industry and the continued low price of oil and gas contributed to the addition of $28.4 million energy-related credits to loans on nonaccrual status during the quarter as well as some additional rating downgrades. Despite the continued slowdown in the energy business and the need for us to prudently manage our risk exposure, we continue to see opportunities to lend to some very high quality energy borrowers. We firmly believe the energy lending business is a great long-term business for our company, despite some of the current challenges it presents."

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Total consolidated assets at September 30, 2015 were $2.0 billion, compared to $1.9 billion at June 30, 2015 and June 30, 2014. Our stable core deposit base, which excludes time deposits, totaled $1.3 billion at September 30, 2015 and June 30, 2015 and accounted for 84.8% of deposits for both respective dates. Net loans totaled $1.3 billion at September 30, 2015 and June 30, 2015, compared to $1.2 billion at September 30, 2014. Total loans on a linked quarter basis increased $7.1 million, or 0.5% for the quarter ended September 30, 2015.

MidSouth’s Tier 1 leverage capital ratio was 9.98% at September 30, 2015 compared to 9.79% at June 30, 2015. Tier 1 risk-based capital and total risk-based capital ratios were 12.86% and 14.11% at September 30, 2015, compared to 12.68% and 13.77% at June 30, 2015, respectively. Tier 1 common equity to total risk-weighted assets at September 30, 2015 was 8.62%. Tangible common equity totaled $124.7 million at September 30, 2015, compared to $122.4 million at June 30, 2015. Tangible book value per share at September 30, 2015 was $10.97 versus $10.78 at June 30, 2015.

Asset Quality

Nonperforming assets totaled $56.4 million at September 30, 2015, an increase of $27.3 million compared to $29.1 million reported at June 30, 2015. The increase resulted primarily from the addition of five energy-related credit relationships totaling $28.4 million that were placed on nonaccrual status during the quarter, $21.1 million of which was classified as a TDR at June 30, 2015. Allowance coverage for nonperforming loans decreased to 36.63% at September 30, 2015, compared to 65.55% at June 30, 2015. The ALLL/total loans ratio was 1.46% at September 30, 2015 and 1.24% at June 30, 2015. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.76% of loans at September 30, 2015. The ratio of annualized net charge-offs to total loans was 0.28% for the three months ended September 30, 2015 compared to 0.34% for the three months ended June 30, 2015.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 4.32% at September 30, 2015 compared to 2.24% at June 30, 2015. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) decreased to $168,000 at September 30, 2015 compared to $21.5 million at June 30, 2015 as a result of one $21.1 million energy-related credit relationship transferred to nonaccrual status during the third quarter. Classified assets, including ORE, increased $10.2 million, or 13.5%, to $85.8 million at September 30, 2015 compared to $75.6 million at June 30, 2015. The increase in classified assets during the quarter ended September 30, 2015 is primarily due to downgrades of four energy-related credits totaling $14.0 million.

Third Quarter 2015 vs. Third Quarter 2014 Earnings Comparison

Third quarter 2015 net earnings available to common shareholders totaled $2.4 million compared to $4.3 million for the third quarter of 2014. The third quarter of 2014 included a $1.1 million gain on the sale of a commercial property held as ORE. Excluding this non-operating revenue, revenues from consolidated operations decreased $646,000 in quarterly comparison, from $24.6 million for the three months ended September 30, 2015 to $24.0 million for the three months ended September 30, 2014. Net interest income decreased $371,000 in quarterly comparison primarily due to a $281,000 decrease in interest income earned on loans and a $231,000 decrease in interest income on investment securities which declined in volume. The decrease in interest income on loans and investments securities was partially offset by a $177,000 decrease in interest expense on junior subordinated debentures. Excluding non-operating income of $1.1 million for the third quarter of 2014, noninterest income decreased $275,000 in quarterly comparison, from $5.1 million for the three months ended September 30, 2014 to $4.8 million for the three months ended September 30, 2015. The decrease in noninterest income resulted primarily from a $325,000 reduction in service charges on deposit accounts, including NSF fees.

Excluding non-operating expenses of $852,000 in the third quarter of 2014, noninterest expenses decreased $441,000 in quarterly comparison. A decrease of $634,000 in salaries and benefits costs was partially offset by increases of $122,000 in FDIC premiums and $73,000 in expenses on ORE and other repossessed assets. The provision for loan losses increased $2.6 million in quarterly comparison primarily due to increases in classified assets and specific reserves on impaired loans. Income tax expense decreased $1.2 million in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the third quarter of 2015 based on a dividend rate of 1.00%. The dividend rate is set at 1.00% through February 25, 2016. The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $92,000 for the three months ended September 30, 2015.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.4 million and $19.9 million for the quarters ended September 30, 2015 and 2014, respectively.  The FTE net interest income decreased $433,000 in prior year quarterly comparison primarily due to a $281,000 decrease in interest income on loans. Despite a $53.8 million increase in the average volume on loans, interest income on loans decreased due to a decrease in the average yield on loans of 33 basis points, from 5.88% to 5.55%. The purchase accounting adjustments added 20 basis points to the average yield on loans for the third quarter of 2015 and 22 basis points to the average yield on loans for the third quarter of 2014. Excluding the impact of the purchase accounting adjustments, average loan yields declined 31 basis points in prior year quarterly comparison, from 5.66% to 5.35%. Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $406.5 million, or 20.6% of total assets at September 30, 2015, versus $433.4 million, or 22.9% of total assets at September 30, 2014. The investment portfolio had an effective duration of 3.5 years and a net unrealized gain of $3.6 million at September 30, 2015. The average volume of investment securities decreased $23.5 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 13 basis points, from 2.70% to 2.57%. The $23.5 million decrease in the average volume of investment securities was used to fund loan growth during the same period.

The average yield on all earning assets decreased 31 basis points in prior year quarterly comparison, from 4.96% for the third quarter of 2014 to 4.65% for the third quarter of 2015. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets decreased 29 basis points, from 4.80% to 4.51% for the three month periods ended September 30, 2014 and 2015, respectively, primarily due to the decline in the average rate earned on loans and investment securities.

The impact to interest expense of a $34.0 million increase in the average volume of interest- bearing liabilities was offset by a 4 basis point decrease in the average rate paid on interest- bearing liabilities, from 0.46% at September 30, 2014 to 0.42% at September 30, 2015. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.51% for the third quarter of 2014 and declined to 0.45% for the third quarter of 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 27 basis points, from 4.61% for the third quarter of 2014 to 4.34% for the third quarter of 2015. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 25 basis points, from 4.42% for the third quarter of 2014 to 4.17% for the third quarter of 2015.

Third Quarter 2015 vs. Second Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $2.5 million primarily due to a $2.7 million increase in the provision for loan losses. Net interest income decreased $240,000 in sequential-quarter comparison. Second quarter noninterest income included gain on sale of securities of $1.1 million and income from a death benefit on bank owned life insurance of $160,000. Excluding these non-operating revenues, noninterest income decreased $38,000 in sequential-quarter comparison, from $4.9 million for the three months ended June 30, 2015 to $4.8 million for the three months ended September 30, 2015.

Noninterest expense decreased $441,000 in sequential-quarter comparison and consisted primarily of a decrease of $544,000 in salaries and benefits costs that offset increases primarily consisting of $77,000 in ATM and debit card processing fees and $62,000 in expenses on ORE and other repossessed assets.

FTE net interest income decreased $253,000 in sequential-quarter comparison primarily due to a $276,000 decrease in interest income on loans. The average volume of loans decreased $26.4 million and the average yield on loans decreased 3 basis points, from 5.58% for the second quarter of 2015 to 5.55% for the third quarter of 2015. Excluding purchase accounting adjustments, the loan yield declined 4 basis points, from 5.39% to 5.35% during the same period. The average yield on total earning assets decreased 4 basis points for the same period, from 4.69% to 4.65%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin decreased 4 basis points, from 4.38% to 4.34%. Excluding purchase accounting adjustments, the FTE net interest margin decreased 4 basis points, from 4.21% for the second quarter of 2015 to 4.17% for the third quarter of 2015.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders decreased $6.3 million, from $14.9 million at September 30, 2014 to $8.7 million at September 30, 2015. The decrease resulted primarily from a $8.0 million increase in the provision for loan losses. The first nine months of 2014 included $3.0 million of executive officer life insurance proceeds, $1.1 million in gain on sale of ORE, $128,000 in gain on sales of securities, $360,000 of efficiency consultant expenses, $189,000 of expenses related to the loss of an executive officer, $394,000 in losses on disposal of fixed assets and a $258,000 loss on redemption of Trust Preferred Securities. The first nine months of 2015 included $1.2 million in gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues and expenses, net earnings available to common shareholders decreased $4.3 million in year-over-year comparison. In addition to the increase in loan loss provision, a decrease of $595,000 in noninterest income contributed to the decrease in operating earnings. The increase in the provision for loan losses and the decrease in noninterest income were partially offset by a $259,000 increase in net interest income, a $1.6 million decrease in operating noninterest expenses and a $2.3 million decrease in income tax expense.

Excluding non-operating income, decreases in noninterest income consisted primarily of $897,000 in service charges on deposit accounts (primarily NSF fees), which was partially offset by a $154,000 increase in ATM and debit card income and a $235,000 increase in mortgage banking fees. Excluding the non-operating expenses in 2014, decreases in noninterest expense primarily included $1.7 million in salaries and benefits costs, $173,000 in credit reporting expense and $126,000 in the cost of printing and supplies. The decreased expenses were partially offset by a $156,000 increase in legal and professional fees and a $221,000 increase in FDIC premiums.

In year-to-date comparison, FTE net interest income increased $89,000. Interest income on loans increased $789,000 despite an $803,000 reduction in purchase accounting adjustments on acquired loans. The average volume of loans increased $103.5 million in year-over-year comparison, and the average yield on loans decreased 40 basis points, from 5.99% to 5.59%. The increase in interest income on loans was offset by a $1.0 reduction in interest income on investment securities. The average volume of investment securities decreased $47.5 million in year-over-year comparison. The average yield on total earning assets decreased in year-over-year comparison, from 4.97% at September 30, 2014 to 4.70% at September 30, 2015. The purchase accounting adjustments added 29 basis points to the average yield on loans for the nine months ended September 30, 2014 and 17 basis points for the nine months ended September 30, 2015. Excluding purchase accounting adjustments, the average yield on earning assets decreased 19 basis points, from 4.77% at September 30, 2014 to 4.58% at September 30, 2015.

Interest expense decreased $258,000 in year-over-year comparison primarily due to a 5 basis point decrease in the average rate paid on interest-bearing liabilities, from 0.47% at September 30, 2014 to 0.42% at September 30, 2015. Excluding purchase accounting adjustments, the average rate paid on interest-bearing liabilities decreased 6 basis points, from 0.52% at September 30, 2014 to 0.46% at September 30, 2015. The FTE net interest margin decreased 24 basis points, from 4.62% for the nine months ended September 30, 2014 to 4.38% for the nine months ended September 30, 2015. Excluding purchase accounting adjustments, the FTE net interest margin decreased 14 basis points, from 4.38% to 4.24% for the nine months ended September 30, 2014 and 2015, respectively, primarily due to a decline in the average rate earned on loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on January 4, 2016 to shareholders of record as of the close of business on December 15, 2015. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on January 15, 2016 to shareholders of record as of the close of business on January 4, 2016.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $2.0 billion as of September 30, 2015. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total interest income	$20,532	$20,798	$20,681	$21,477	$21,016
Total interest expense	1,391	1,417	1,424	1,317	1,504
Net interest income	19,141	19,381	19,257	20,160	19,512
FTE net interest income	19,423	19,676	19,565	20,496	19,856
Provision for loan losses	3,800	1,100	6,000	2,700	1,175
Non-interest income	4,840	6,166	4,967	5,050	6,194
Non-interest expense	16,564	17,005	16,287	17,327	17,857
Earnings before income taxes	3,617	7,442	1,937	5,183	6,674
Income tax expense	1,028	2,343	446	1,519	2,202
Net earnings	2,589	5,099	1,491	3,664	4,472
Dividends on preferred stock	172	172	173	174	174
Net earnings available to common shareholders	$2,417	$4,927	$1,318	$3,490	$4,298

PER COMMON SHARE DATA
Basic earnings per share	0.22	0.43	0.12	0.31	0.38
Diluted earnings per share	0.21	0.42	0.12	0.30	0.37
Diluted earnings per share, operating (Non-GAAP)(*)	0.21	0.35	0.11	0.31	0.36
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.21	15.04	14.92	14.78	14.52
Tangible book value at period end (Non-GAAP)(*)	10.97	10.78	10.63	10.46	10.17
Market price at end of period	11.70	15.26	14.75	17.34	18.70
Shares outstanding at period end	11,361,839	11,359,396	11,349,285	11,340,736	11,336,594
Weighted average shares outstanding
Basic	11,311,841	11,323,506	11,317,667	11,314,690	11,313,879
Diluted	11,830,540	11,849,683	11,351,239	11,933,388	11,954,811

AVERAGE BALANCE SHEET DATA
Total assets	$1,949,352	$1,976,574	$1,966,752	$1,929,750	$1,892,609
Loans and leases	1,285,991	1,312,359	1,298,317	1,264,011	1,232,196
Total deposits	1,559,308	1,593,318	1,592,153	1,563,006	1,525,059
Total common equity	173,466	170,885	170,638	167,430	163,855
Total tangible common equity (Non-GAAP)(*)	125,156	122,299	121,778	118,291	114,438
Total equity	214,623	212,112	211,985	208,816	205,291

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.49%	0.82%	0.27%	0.74%	0.87%
Annualized return on average common equity, operating (Non-GAAP)(*)	5.53%	9.47%	3.13%	8.51%	10.05%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	7.66%	13.23%	4.39%	12.04%	14.39%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.51%	1.47%	1.64%	1.65%	1.60%
Efficiency ratio, operating (Non-GAAP)(*)	68.72%	70.08%	67.48%	67.81%	69.05%
Average loans to average deposits	82.47%	82.37%	81.54%	80.87%	80.80%
Taxable-equivalent net interest margin	4.34%	4.38%	4.44%	4.65%	4.61%
Tier 1 leverage capital ratio	9.98%	9.79%	9.63%	9.52%	9.56%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.46%	1.24%	1.23%	0.87%	0.75%
Nonperforming assets to tangible equity + ALLL	30.51%	16.18%	9.87%	8.83%	7.50%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	4.32%	2.24%	1.34%	1.17%	0.99%
Annualized QTD net charge-offs to total loans	0.28%	0.34%	0.36%	0.28%	0.26%

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Assets
Cash and cash equivalents	$125,437	$82,636	$104,402	$86,872	$54,215
Securities available-for-sale	285,485	300,335	299,690	276,984	288,397
Securities held-to-maturity	121,043	126,529	137,592	141,201	145,030
Total investment securities	406,528	426,864	437,282	418,185	433,427
Other investments	12,063	10,598	9,644	9,990	12,091
Total loans	1,301,452	1,294,392	1,310,929	1,284,431	1,248,373
Allowance for loan losses	(18,939)	(16,048)	(16,060)	(11,226)	(9,425)
Loans, net	1,282,513	1,278,344	1,294,869	1,273,205	1,238,948
Premises and equipment	68,718	69,263	69,762	69,958	71,115
Goodwill and other intangibles	48,175	48,452	48,729	49,005	49,282
Other assets	30,874	32,627	30,570	29,525	32,682
Total assets	$1,974,308	$1,948,784	$1,995,258	$1,936,740	$1,891,760

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$406,118	$408,742	$421,897	$390,863	$396,263
Interest-bearing deposits	1,137,303	1,149,508	1,194,201	1,194,371	1,124,581
Total deposits	1,543,421	1,558,250	1,616,098	1,585,234	1,520,844
Securities sold under agreements to repurchase	92,085	84,547	87,346	62,098	70,964
Short-term FHLB advances	70,000	40,000	25,000	25,000	35,000
Other borrowings	25,958	26,064	26,171	26,277	26,384
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	6,713	5,720	7,820	6,952	10,387
Total liabilities	1,760,344	1,736,748	1,784,602	1,727,728	1,685,746
Total shareholders' equity	213,964	212,036	210,656	209,012	206,014
Total liabilities and shareholders' equity	$1,974,308	$1,948,784	$1,995,258	$1,936,740	$1,891,760

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Interest income:
Loans, including fees	$17,413	$17,709	$17,717	$18,045	$17,670
Investment securities	2,386	2,412	2,509	2,566	2,617
Accretion of purchase accounting adjustments	579	559	337	757	603
Other interest income	154	118	118	109	126
Total interest income	20,532	20,798	20,681	21,477	21,016

Interest expense:
Deposits	903	949	984	973	915
Borrowings	448	436	418	401	409
Junior subordinated debentures	150	151	150	80	327
Accretion of purchase accounting adjustments	(110)	(119)	(128)	(137)	(147)
Total interest expense	1,391	1,417	1,424	1,317	1,504

Net interest income	19,141	19,381	19,257	20,160	19,512
Provision for loan losses	3,800	1,100	6,000	2,700	1,175
Net interest income after provision for loan losses	15,341	18,281	13,257	17,460	18,337

Noninterest income:
Service charges on deposit accounts	2,231	2,137	2,120	2,395	2,556
ATM and debit card income	1,823	1,865	1,841	1,834	1,808
Gain on securities, net (non-operating)(*)	—	1,128	115	—	—
Gain on sale of ORE (non-operating)(*)	—	—	—	—	1,079
Mortgage lending	197	145	153	151	161
Income from death benefit on bank owned life insurance (non-operating)(*)	—	160	—	—	—
Other charges and fees	589	731	738	670	590
Total non-interest income	4,840	6,166	4,967	5,050	6,194

Noninterest expense:
Salaries and employee benefits	7,653	8,197	7,942	8,259	8,287
Occupancy expense	3,815	3,865	3,685	3,750	3,834
ATM and debit card	770	693	663	699	793
Legal and professional fees	385	382	345	330	342
FDIC premiums	391	331	281	268	269
Marketing	408	417	287	543	396
Corporate development	371	387	320	381	342
Data processing	476	467	457	462	503
Printing and supplies	228	255	225	280	279
Expenses on ORE and other assets repossessed	195	133	153	169	122
Amortization of core deposit intangibles	277	276	277	276	277
Loss on disposal of fixed assets (non-operating)(*)	—	—	—	—	394
Loss on redemption of Trust Preferred Securities (non-operating)(*)	—	—	—	—	258
Efficiency consultant expenses (non-operating)(*)	—	—	—	156	200
Other non-interest expense	1,595	1,602	1,652	1,754	1,561
Total non-interest expense	16,564	17,005	16,287	17,327	17,857
Earnings before income taxes	3,617	7,442	1,937	5,183	6,674
Income tax expense	1,028	2,343	446	1,519	2,202
Net earnings	2,589	5,099	1,491	3,664	4,472
Dividends on preferred stock	172	172	173	174	174
Net earnings available to common shareholders	$2,417	$4,927	$1,318	$3,490	$4,298

Earnings per common share, diluted	$0.21	$0.42	$0.12	$0.30	$0.37

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.21	$0.35	$0.11	$0.31	$0.36

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	Percent	June 30,	March 31,	December 31,	September 30,	Percent
	2015	of Total	2015	2015	2014	2014	of Total
Commercial, financial, and agricultural	$482,452	37.07%	$471,397	$484,508	$467,147	$452,065	36.21%
Lease financing receivable	4,790	0.37%	5,561	6,350	4,857	5,285	0.42%
Real estate - construction	74,279	5.71%	79,176	76,964	68,577	86,315	6.91%
Real estate - commercial	473,319	36.37%	469,022	471,737	467,172	430,930	34.52%
Real estate - residential	151,667	11.65%	153,820	153,647	154,602	153,915	12.33%
Installment loans to individuals	113,199	8.70%	113,626	115,284	119,328	116,340	9.32%
Other	1,746	0.13%	1,790	2,439	2,748	3,523	0.28%

Total loans	$1,301,452		$1,294,392	$1,310,929	$1,284,431	$1,248,373

COMPOSITION OF DEPOSITS
	September 30,	Percent	June 30,	March 31,	December 31,	September 30,	Percent
	2015	of Total	2015	2015	2014	2014	of Total
Noninterest bearing	$406,118	26.31%	$408,742	$421,897	$390,863	$396,263	26.06%
NOW & Other	448,938	29.09%	458,338	480,454	469,627	447,403	29.42%
Money Market/Savings	468,297	30.34%	453,902	463,625	473,290	460,100	30.25%
Time Deposits of less than $100,000	85,589	5.55%	90,348	94,730	96,577	101,373	6.67%
Time Deposits of $100,000 or more	134,479	8.71%	146,920	155,392	154,877	115,705	7.61%

Total deposits	$1,543,421		$1,558,250	$1,616,098	$1,585,234	$1,520,844

ASSET QUALITY DATA
	September 30,		June 30,	March 31,	December 31,	September 30,
	2015		2015	2015	2014	2014
Nonaccrual loans	$51,616		$23,873	$12,894	$10,701	$7,750
Loans past due 90 days and over	82		609	40	187	23
Total nonperforming loans	51,698		24,482	12,934	10,888	7,773
Other real estate	4,661		4,542	4,589	4,234	4,663
Other repossessed assets	—		38	43	—	19
Total nonperforming assets	$56,359		$29,062	$17,566	$15,122	$12,455

Troubled debt restructurings, accruing	$168		$21,529	$173	$176	$180

Nonperforming assets to total assets	2.85%		1.49%	0.88%	0.78%	0.66%
Nonperforming assets to total loans + ORE + other repossessed assets	4.32%		2.24%	1.34%	1.17%	0.99%
ALLL to nonperforming loans	36.63%		65.55%	124.17%	103.10%	121.25%
ALLL to total loans	1.46%		1.24%	1.23%	0.87%	0.75%

Quarter-to-date charge-offs	$1,000		$1,151	$1,332	$985	$1,253
Quarter-to-date recoveries	91		39	166	86	428
Quarter-to-date net charge-offs	$909		$1,112	$1,166	$899	$825
Annualized QTD net charge-offs to total loans	0.28%		0.34%	0.36%	0.28%	0.26%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2015			June 30, 2015			March 31, 2015			December 31, 2014			September 30, 2014

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$341,192	$1,850	2.17%	$345,108	$1,853	2.15%	$336,337	$1,925	2.29%	$339,536	$1,936	2.28%	$351,645	$1,965	2.24%
Tax-exempt securities	73,523	818	4.45%	76,433	854	4.47%	78,948	892	4.52%	83,612	966	4.62%	86,528	996	4.60%
Total investment securities	414,715	2,668	2.57%	421,541	2,707	2.57%	415,285	2,817	2.71%	423,148	2,902	2.74%	438,173	2,961	2.70%
Federal funds sold	3,349	1	0.12%	3,228	2	0.25%	3,816	2	0.21%	3,792	2	0.21%	3,143	2	0.25%
Time and interest bearing deposits in other banks	62,086	40	0.25%	56,110	35	0.25%	59,225	37	0.25%	44,841	28	0.24%	22,922	15	0.26%
Other investments	10,508	113	4.30%	10,057	81	3.22%	9,754	79	3.24%	11,063	79	2.86%	12,090	109	3.61%
Loans	1,285,991	17,992	5.55%	1,312,359	18,268	5.58%	1,298,317	18,054	5.64%	1,264,011	18,802	5.90%	1,232,196	18,273	5.88%
Total interest earning assets	1,776,649	20,814	4.65%	1,803,295	21,093	4.69%	1,786,397	20,989	4.77%	1,746,855	21,813	4.95%	1,708,524	21,360	4.96%
Non-interest earning assets	172,703			173,279			180,355			182,895			184,085
Total assets	$1,949,352			$1,976,574			$1,966,752			$1,929,750			$1,892,609

Interest-bearing liabilities:
Deposits	$1,150,190	$883	0.30%	$1,181,381	$921	0.31%	$1,192,086	$947	0.32%	$1,158,317	$927	0.32%	$1,132,132	$859	0.30%
Repurchase agreements	89,025	249	1.11%	84,545	242	1.15%	79,630	230	1.17%	69,735	207	1.18%	70,587	210	1.18%
Federal funds purchased	—	—	—%	—	—	—%	—	—	—%	—	—	—%	70	—	—%
Short-term borrowings	31,196	16	0.20%	30,604	13	0.17%	25,000	8	0.13%	28,696	12	0.16%	28,913	13	0.18%
Notes payable	26,007	93	1.40%	26,114	90	1.36%	26,219	89	1.36%	26,326	91	1.35%	26,640	95	1.40%
Junior subordinated debentures	22,167	150	2.65%	22,167	151	2.69%	22,167	150	2.71%	22,167	80	1.41%	26,247	327	4.88%
Total interest bearing liabilities	1,318,585	1,391	0.42%	1,344,811	1,417	0.42%	1,345,102	1,424	0.43%	1,305,241	1,317	0.40%	1,284,589	1,504	0.46%
Non-interest bearing liabilities	416,144			419,651			409,665			415,693			402,729
Shareholders' equity	214,623			212,112			211,985			208,816			205,291
Total liabilities and shareholders' equity	$1,949,352			$1,976,574			$1,966,752			$1,929,750			$1,892,609

Net interest income (TE) and spread		$19,423	4.23%		$19,676	4.27%		$19,565	4.34%		$20,496	4.55%		$19,856	4.50%

Net interest margin			4.34%			4.38%			4.44%			4.65%			4.61%

Core net interest margin (Non-GAAP)(*)			4.17%			4.21%			4.32%			4.44%			4.42%

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
		2015	2015	2015	2014	2014
Average Balance Sheet Data

Total average assets	A	$1,949,352	$1,976,574	$1,966,752	$1,929,750	$1,892,609

Total equity		$214,623	$212,112	$211,985	$208,816	$205,291
Less preferred equity		41,157	41,226	41,347	41,386	41,436
Total common equity	B	$173,466	$170,886	$170,638	$167,430	$163,855
Less intangible assets		48,310	48,587	48,860	49,139	49,417
Tangible common equity	C	$125,156	$122,299	$121,778	$118,291	$114,438

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Core Net Interest Margin		2015	2015	2015	2014	2014

Net interest income (TE)		$19,423	$19,676	$19,565	$20,496	$19,856
Less purchase accounting adjustments		(689)	(678)	(465)	(894)	(750)
Net interest income, excluding purchase accounting adjustments	D	$18,734	$18,998	$19,100	$19,602	$19,106

Total average earnings assets		$1,776,649	$1,803,295	$1,786,397	$1,746,855	$1,708,524
Add average balance of loan valuation discount		4,269	4,888	5,179	5,764	6,498
Average earnings assets, excluding loan valuation discount	E	$1,780,918	$1,808,183	$1,791,576	$1,752,619	$1,715,022

Core net interest margin	D/E	4.17%	4.21%	4.32%	4.44%	4.42%

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Return Ratios		2015	2015	2015	2014	2014

Net earnings available to common shareholders		$2,417	$4,927	$1,318	$3,490	$4,298
Gain on sales of securities, after-tax		—	(733)	(75)	—	—
Efficiency consultant expenses, after-tax		—	—	—	101	130
Loss on disposal of fixed assets, after-tax		—	—	—	—	256
Loss on redemption of Trust Preferred Securities, after-tax		—	—	—	—	168
Gain on sale of other real estate owned, after-tax		—	—	—	—	(700)
Income from death benefit on bank owned life insurance		—	(160)	—	—	—
Net earnings available to common shareholders, operating	F	$2,417	$4,034	$1,243	$3,591	$4,152

Earnings before income taxes		$3,617	$7,442	$1,937	$5,183	$6,674
Gain on sales of securities		—	(1,128)	(115)	—	—
Efficiency consultant expenses		—	—	—	156	200
Loss on disposal of fixed assets		—	—	—	—	394
Loss on redemption of Trust Preferred Securities		—	—	—	—	258
Gain on sale of other real estate owned		—	—	—	—	(1,079)
Income from death benefit on bank owned life insurance		—	(160)	—	—	—
Provision for loan losses		3,800	1,100	6,000	2,700	1,175
Pre-tax, pre-provision earnings, operating	G	$7,417	$7,254	$7,822	$8,039	$7,622

Annualized return on average assets, operating	F/A	0.49%	0.82%	0.26%	0.74%	0.87%
Annualized return on average common equity, operating	F/B	5.53%	9.47%	2.95%	8.51%	10.05%
Annualized return on average tangible common equity, operating	F/C	7.66%	13.23%	4.14%	12.04%	14.39%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.51%	1.47%	1.61%	1.65%	1.60%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Per Common Share Data		2015	2015	2015	2014	2014

Book value per common share		$15.21	$15.04	$14.92	$14.78	$14.52
Effect of intangible assets per share		4.24	4.26	4.29	4.32	4.35
Tangible book value per common share		$10.97	$10.78	$10.63	$10.46	$10.17

Diluted earnings per share		$0.21	$0.42	$0.12	$0.3	$0.37
Effect of gain on sales of securities, after-tax		—	(0.06)	(0.01)	—	—
Effect of efficiency consultant expenses, after-tax		—	—	—	0.01	0.01
Effect of loss on disposal of fixed assets, after-tax		—	—	—	—	0.02
Effect of loss on redemption of Trust Preferred Securities, after-tax		—	—	—	—	0.02
Effect of gain on sale of other real estate, after-tax		—	—	—	—	(0.06)
Effect of income from death benefit on bank owned life insurance		—	(0.01)	—	—	—
Diluted earnings per share, operating		$0.21	$0.35	$0.11	$0.31	$0.36

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Efficiency Ratio		2015	2015	2015	2014	2014

Net interest income		$19,141	$19,381	$19,257	$20,160	$19,512

Noninterest income		$4,840	$6,166	$4,967	$5,050	$6,194
Income from death benefit on bank owned life insurance		—	(160)	—	—	—
Gain on sales of securities		—	(1,128)	(115)	—	—
Net gain on sale of other real estate owned and other assets repossessed		(3)	—	(19)	—	(1,079)
Noninterest income (non-GAAP)		$4,837	$4,878	$4,833	$5,050	$5,115

Total revenue	H	$23,981	$25,547	$24,224	$25,210	$25,706
Total revenue (non-GAAP)	I	$23,978	$24,259	$24,090	$25,210	$24,627

Noninterest expense	J	$16,564	$17,005	$16,287	$17,327	$17,857
Efficiency consultant expenses		—	—	—	(156)	(200)
Loss on disposal of fixed assets		—	—	—	—	(394)
Loss on redemption of Trust Preferred Securities		—	—	—	—	(258)
Net loss on valuation of other real estate owned		(86)	(5)	(31)	(77)	—
Noninterest expense (non-GAAP)	K	$16,478	$17,000	$16,256	$17,094	$17,005

Efficiency ratio (GAAP)	J/H	69.07%	66.56%	67.23%	68.73%	69.47%

Efficiency ratio (non-GAAP)	K/I	68.72%	70.08%	67.48%	67.81%	69.05%